As filed with the Securities and Exchange Commission on May 22, 2006.  Registration Statement No.  333-___

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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PACIFIC GOLD CORP.

(Name of Small Business Issuer in its Charter)

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Nevada	1041	98-0408708
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

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157 Adelaide Street, West – Suite 600

Toronto, Ontario, Canada  M5H 4E7

(416) 214-1483

(Address and telephone number of principal executive offices)

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Mitchell Geisler, Chief Operating Officer

Pacific Gold Corp.

157 Adelaide Street, West – Suite 600

Toronto, Ontario, Canada  M5H 4E7

(416) 214-1483

(Name, address and telephone number of agent for service)

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Copies to:

Andrew D. Hudders, Esq.

Graubard Miller

405 Lexington Avenue – 19th Floor

New York, NY 10174

Telephone: (212) 818-8800 (x8614)

Facsimile  (212) 818-8881

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock underlying original issue discount convertible debentures	7,930,000	$1.00(2)	$7,930,000	$848.51
Common stock underlying common stock purchase warrants	8,177,000	$0.30(3)	$2,453,100	$262.49
TOTAL				$1,111.00

(1)

Pursuant to Rule 416, also being registered are such additional securities as may become issuable pursuant to anti-dilution provisions of the original issue discount convertible debentures and common stock purchase warrants.

(2)

Pursuant to Rule 457(g), the fee is based on the conversion rate per share of common stock.

(3)

Pursuant to Rule 457(g), the fee is based on the warrant exercise price per share of common stock.

__________________

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 22, 2006

PACIFIC GOLD CORP.

16,107,000 Shares of Common Stock

This prospectus covers up to 16,107,000 shares of common stock of Pacific Gold Corp. that may be offered for resale, or otherwise disposed for the account of, the selling stockholders set forth under the heading “Selling Stockholders” beginning on page 28.  All the shares of common stock will be offered for resale after being issued by Pacific Gold to the selling stockholders pursuant to conversion of outstanding convertible debentures and upon exercise of outstanding common stock purchase warrants. The convertible debentures and common stock purchase warrants were sold by Pacific Gold to the selling stockholders in a private placement completed on April 12, 2006.

The shares of common stock are traded on the OTC Bulletin Board under the symbol PCFG.  The last sale price of the common stock on May 19, 2006 was $0.45.

Pacific Gold will not receive any proceeds from the sale or other disposition of the shares or interests therein by the selling stockholders.  To the extent that any of common stock purchase warrants are exercised, we will receive the exercise price paid for the shares of common stock purchased thereunder.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May ___, 2006

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

TABLE OF CONTENTS

Summary

3

Risk Factors

4

Use of Proceeds

8

Market Data

8

Dividend Policy

9

Management’s Discussion and Analysis of Financial Condition and Results of Operations

10

Business

12

Management

21

Executive Compensation

23

Summary Compensation Table

23

Principal Stockholders

25

Description of Securities

26

Selling Stockholders

27

Plan of Distribution

28

Changes in Registrant’s Certifying Accountant

30

Legal Matters

31

Experts

31

Where You Can Find Additional Information

31

Summary

This summary highlights information contained elsewhere in this prospectus.  You should read the entire prospectus carefully, paying particular attention to the section entitled Risk Factors.

Generally about us

Pacific Gold is engaged in the identification, acquisition, exploration and development of mining prospects believed to have gold and tungsten mineralizations.  These prospects may also contain mineralizations of metals often found with these metals, such as platinum and silver.  At present, the focus of our business plan is to explore and develop commercially viable prospects with gold and tungsten mineralizations that could be the basis from which we might produce revenues.  Exploration for and development of a commercially viable mineralization of any metal includes a high degree of risk, which careful evaluation, experience and factual knowledge may not eliminate.  It is noteworthy that few prospects which are explored and developed ever produce a significant return on invested capital.

We have four subsidiaries through which we hold prospects in Nevada and Oregon.  Our subsidiary Nevada Rae Gold, Inc. is nearing completion of the construction of building and milling facilities, excavating gravel for testing its facilities and preparing to commence operations in the next several months.  Our subsidiary, Oregon Gold Inc., recovered gold from its alluvial prospects in 2004, and it plans to continue operating in the future, but did not generate any revenues in 2005, as the majority of the efforts of Pacific Gold has focused on the Nevada Rae operations.  Our subsidiary, Pilot Mountain Resources Inc., acquired prospects that may contain tungsten mineralizations and is in the early stages of updating its feasibility study and determining an effective plan of action.  Our subsidiary, Fernley Gold, Inc., has been granted a testing permit for the Lower Olinghouse Placers, located in north-western Nevada.  The objective of this sampling program is to determine mineralization content and provide data to support a full plan of operations.  Pacific Gold hopes that the sampling will be completed in early 2006 and a plan will be submitted during the year.

We plan from time to time to acquire additional prospects to explore.  We will seek these near and adjacent to our current prospects, when and where the opportunity presents itself.   We will also consider locations in the other western states of the United States and in Canada and Mexico.  We will consider staking, leasing and purchasing by the company in areas that appear to offer mineralization possibilities through historic workings, existing reports and geological configurations.

We have had minimal revenues to date.  We have spent approximately $3,000,000 through December 31, 2005 to acquire and evaluate our prospects and in the commencement of operations at our different prospect sites in Oregon and Nevada.  We expect to incur substantial additional expenses in the further implementation of our plan of operations before we realize any revenues from our efforts.  Because we are in the early stages of implementing our business plan, we cannot indicate now if we will ever be profitable.

The working capital of the company will be used to fund our operations for Nevada Rae and Oregon Gold and evaluations of Project W held by our Pilot Mountain subsidiary, including our development of the Nevada Rae facilities and prospects to date and will continue to be used in completing that process for Nevada Rae and then to the extent available to evaluate our Project W and our other prospects and pursue permitting and plan of operations development.  We anticipate that we will need additional capital to significantly expand our currently planned operations and to pursue the prospects that our other subsidiaries hold and to acquire additional prospects.  We may need additional capital in the event we encounter unexpected operating expenses and requirements.

Pacific Gold Corp. is referred to in this prospectus as Pacific Gold, we or us.  We were incorporated in Nevada in 1996.  We have four wholly owned subsidiaries, Nevada Rae Gold, Inc., Fernley Gold, Inc., and Pilot Mountain Resources Inc., Nevada corporations and Oregon Gold, Inc., an Oregon corporation.  We conduct our operations through these subsidiaries.  Our mailing address is at 157 Adelaide Street West, Suite 600, Toronto, Ontario, Canada M5H 4E7.  Our telephone number is (416) 214-1483.

Risk Factors

You should consider carefully the following risks before you decide to invest in our common stock.

We do not have a long history of running our business upon which investors may evaluate our performance, and therefore investors bear all the risks of an early stage company.

We are in the earlier stages of implementing our business plan for our various subsidiaries.  We have engaged in activities of obtaining mineralization rights by staking, acquisition and lease for two mining prospect areas, conducting exploratory activities, obtaining geological and engineering reports and initial extraction from alluvial deposits on one prospect area and will begin similar activities for another prospect area.  We have not engaged in full scale production.  There is a significant amount of additional work and investment necessary for us to demonstrate the efficacy of our overall business plan.  You should consider our business future based on the risks associated with our early stage and our short of operating history.  An investment in the company is speculative.

If we are not able to face and solve one or more of the challenges that a developing company in the mining industry typically encounters, we will not succeed in implementing our business plan.

We expect to face many challenges in the start up of our business.  These will include, but are not limited to:

•

Engaging and retaining the services of qualified geological, engineering and mining personnel and consultants;

•

Establishing and maintaining budgets;

•

Implementing appropriate financial controls;

•

Acquiring relevant mineralization data efficiently;

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Staking and evaluating appropriate prospects;

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Establishing initial exploration plans for mining prospects;

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Obtaining and verifying studies to determine mineralization levels on our prospects;

•

Ensuring the necessary exploratory and operational permits are filed on a timely basis, and the necessary permits are maintained and approved by the federal and state authorities; and

•

Adhering to regulatory requirements.

The failure to address one or more of these above factors may impair our ability to carry out our business plan.  In that event, an investment in the company would be substantially impaired.

We will be dependant on locating and hiring, at economical rates, independent consultants and occasional workers for the implementation of our business plan without whom we will not meet the expected timing of implementation of our business plan.

To locate, obtain and evaluate prospects and to conduct excavation and processing of the alluvial matrix, we have relied upon and will continue to rely on consultants and occasional workers in addition to our own staff.  These persons will help us in the exploratory, development, extraction,  and later stages of our business plan.  We may not be able to locate, employ or retain persons with the appropriate experience and skills to successfully execute our business plan.  The inability to do the proposed actions on a timely basis or at all may result in the delay of implementing our business plan, thereby causing additional expense or our business failure.

Mineral exploration has many inherent risks of operations that may prevent ultimate success.

Mineral exploration has significant risks.  Some of the exploratory risks include the following:

•

It is dependent on locating commercially viable mineralizations in staked and leased prospects and skillful management of prospects once found or located.

•

Mineralization may vary substantially in a prospect, rendering what was initially believed a profitable mineralization of little or no value.  This is particularly true in alluvial deposits where sought mineralization is likely to be unevenly located within the gravel composition and matrix.

•

Mineral exploration and ultimate exploitation may be affected by unforeseen changes including:

•

Changes in the value of minerals,

•

Changes in regulations,

•

Environmental concerns,

•

Technical issues relating to extraction, such as rock falls, subsidence, flooding and weather conditions, and

•

Labor issues.

Any of these individually or together could delay or halt implementation of the business plan or raise costs to levels that may make it unprofitable or impractical to pursue our business objectives.

Our business future is dependent on finding prospects with sufficient mineralization, grade and consistency without which it may not be practical to pursue the business plan, and investors will lose their investment.

Our business model depends on locating prospects with commercially sufficient amounts of gold, tungsten and other commercial metal mineralizations.  Until actual extraction and processing, we will not know if our prospects have commercially viable mineralizations of metals that can be profitably marketed.  Even if initial reports about mineralization in a particular prospect are positive, subsequent activities may determine that the prospect is not commercially viable.  Thus, at any stage in the exploration and development process, we may determine there is no business reason to continue, and at that time, our financial resources may not enable us to continue exploratory operations and will cause us to terminate our current business plan.

Regulatory compliance is complex and the failure to meet all the various requirements could result in loss of a staked prospect, fines or other limitations on the proposed business.

We will be subject to regulation by numerous Federal and state governmental authorities, but most importantly, by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, in some instances the Forest Service, and comparable state agencies.  The failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to explore for viable mineralizations and carry out subsequent aspects of our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect.  We expect compliance with these regulations to be a substantial expense in terms of time and cost.  Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.

Our business plan is premised on the price of gold and tungsten in the global markets.

Our business plan depends on the price of gold and tungsten in the global markets.  The viability of any commercialization of gold and tungsten mineralizations will depend on the cost of mineral recovery versus the market price of the mineral and whether or not it has uses in the markets.  An increase in market use and price will encourage industry interest in United States mine development of smaller operations such as our prospects and improve the likelihood of our overall success.  If the price and/or use of gold and tungsten do not increase appreciably, then it is the belief of Pacific Gold that current sources of these metals will remain adequate for market supply and sources like those we are attempting to identify and explore will become marginalized.  The viability of our business plan is also dependant on the price of gold and tungsten remaining at least at current prices.  If prices fall substantially from the current levels, then our costs will be such that there will be insufficient profit margins and incentives to pursue our business plan.  In that event, Pacific Gold will have to curtail its business plan and investors will lose their investment.

Competition may develop which will be better able to locate, stake and explore new gold and tungsten sources more cost effectively and quicker than Pacific Gold.

There are numerous junior and developed mining, exploration and production companies in existence that may be attracted to the gold and tungsten mining businesses if the use of the minerals or prices increase.  We believe there are a significant number of companies around the world that could command greater resources than those available to Pacific Gold to locate, stake, explore and extract mineral resources if there were sufficiently improved economic incentives.  These companies likely would be able to reach production stages sooner than Pacific Gold and obtain market share before us.

Pacific Gold will compete with other mining enterprises for appropriate consultants and employees.

Pacific Gold will compete in the hiring of appropriate geological, engineering, permitting, environmental and other operational experts to assist with the location, exploration and development of staked prospects and implementation of its business plan.  We believe we will have to offer or pay appropriate cash compensation and options to induce persons to be associated with an early-stage exploration company.  If Pacific Gold is unable to make appropriate compensation packages available to induce persons to be associated with it because of its limited resources, we will not be able to hire the persons we need to carry out our business plan.  In that event, investors will have their investment impaired or it may be entirely lost.

Pacific Gold will require additional capital to fund expand operations, without which, we will have to curtail our plans and investors may lose the potential of their investment.

The current working capital is sufficient for its planned operations, including the pursuit of the Nevada Rae and Oregon Gold prospects and for preliminary evaluation of our other prospects, for at least the next 12 months.  If we encounter unexpected expenses the current working capital will not last that long.  Therefore we may need additional capital sooner than expected. For Pacific Gold to expand its operations in its current prospects and acquire additional prospects, it is anticipated that it will need additional capital.  The mining business, in all of its aspects requires significant capital.  Without additional capital, Pacific Gold will have to curtail or substantially modify its overall business plan or abandon elements of it.

Pacific Gold currently has approximately $6,100,000 in unsecured debt, which if it cannot repay when due, will permit the holders to seek renegotiation or bankruptcy alternative, the result of which could terminate implementation of the business plan.

Pacific Gold has approximately $6,100,000 in face amount of convertible, original issue discount notes outstanding due to investors and approximately $1,418,860 in unsecured debt due to a significant shareholder.  From time to time, the company may also have trade debt and equipment financing outstanding.  If Pacific Gold is unable to repay any of its obligations when due, because of the various cross default provisions, the creditors could put the company into bankruptcy or force renegotiation of the terms of outstanding debt on terms that may be substantially less favorable.  In either event, the ability of Pacific Gold to pursue its business plan will be impaired and the equity of the company will become worthless.

Pacific Gold does not have any identified sources of additional capital, the absence of which may prevent it from continuing its operations.

Pacific Gold does not have any arrangements with any investment banking firms or institutional lenders.  Because we will need additional capital in the future, we will have to expend significant effort to raise operating funds.  These efforts may not be successful, and they may be disruptive to our executives other responsibilities and our operations.  In the absence of necessary capital, Pacific Gold will have to limit or curtail operations.

Future sales of shares by our current stockholders and the selling stockholders could adversely affect the market price of our common stock.

The current outstanding shares of common stock are either free trading or may be sold subject to Rule 144 and its limitations.  The 16,107,000 shares of the selling stockholders may be sold pursuant to this prospectus whenever they determine in whatever amount.  Investors in the company should be aware that the possibility of sales, in the future, may have a depressive effect on the price of the common stock in any market which may develop and, therefore, the ability of any investor to market his shares may depend upon the number of shares that are offered and sold.

The market price of the shares may fluctuate greatly. Investors in the company bear the risk that they will not recover their investment.

Trading in our common stock has been minimal from time to time and subject to large volume and price fluctuation.  Therefore, there is no clearly established market for our shares at this time.  The public market price is likely to be influenced by the price at which and the amount of shares the selling stockholders are attempting to sell at any point in time with the possible effect of limiting the trading price or lowering it to their offering price. Shares such as those of Pacific Gold are also subject to the activities of persons engaged in short selling the securities which has the effect of driving the price down.  Therefore, the price of our common stock may fluctuate widely.  A full and stable trading market for our common stock may never develop in which event, any holder of our shares may not be able to sell at the time he elects or at all.

Because the common stock is a “penny stock,” investors in our common stock may not be able to resell shares they own in the public markets, therefore they may not be able to recover their investment.

The shares are defined as penny stock under the Securities and Exchange Act of 1934 and rules of the SEC.  These rules impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors.  For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser’s written agreement prior to sale.  In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks.  Consequently, these rules may affect the ability of broker-dealers to make a market in our common stock and may affect the investors’ ability to resell shares purchased in this offering.  These transaction rules also may have a depressive effect on the market because brokers cannot generally recommend an investment in Pacific Gold.  Therefore, in all likelihood, a public market will be slow to develop, if at all.

A single stockholder has the ability to control our business direction.

Because one of our stockholders, an affiliate of which is also an officer and director, owns about 32% of the shares of common stock, it is likely to be in a position to control the election of our board of directors and the selection of officers, management and consultants.  This stockholder has also lent the company a significant amount of working capital.  Therefore, investors will be entirely dependent on its judgment in implementing the business plan of Pacific Gold.

Use of Proceeds

All of the shares of common stock covered by this prospectus may be sold or otherwise disposed of for the account of the selling stockholders.  Pacific Gold will not receive any of the proceeds from the sale or other disposition of the shares or interests therein by the selling stockholders.

If the common stock purchase warrants are exercised, Pacific Gold will receive the exercise price.  If all the common stock purchase warrants are exercised for cash assuming no adjustments to the exercise price for anti-dilution protection, we would receive approximately $1,887,000 in gross proceeds.

Market Data

The common stock is traded in the over-the-counter market and quoted on the OTC BB under the symbol "PCFG" and quoted in the pink sheets published by the National Quotations Bureau.

Our common stock is designated as “penny stock” and thus may be illiquid.  The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Exchange Act), which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are any non-NASDAQ equity securities with a price of less than $5.00, subject to certain exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules.  Since our common shares are subject to the penny stock rules, persons holding or receiving such shares may find it more difficult to sell their shares.  The market liquidity for the shares could be severely and adversely affected by limiting the ability of broker-dealers to sell the shares and the ability of stockholders to sell their stock in any secondary market.

The trading volume in our common stock has been and is extremely limited. The limited nature of the trading market can create the potential for significant changes in the trading price for the common stock as a result of relatively minor changes in the supply and demand for our common stock and perhaps without regard to our business activities.

The market price of our common stock may be subject to significant fluctuations in response to numerous factors, including: variations in our annual or quarterly financial results or those of our competitors; conditions in the economy in general; announcements of key developments by competitors; loss of key personnel; unfavorable publicity affecting our industry or us; adverse legal events affecting us; and sales of our common stock by existing stockholders.

The high and low sales prices for the Common Stock during each quarter are as set forth in the table below (such prices are without retail mark-up, mark-down, or commissions).

QUARTER ENDED	HIGH	LOW

March 31, 2006	$.34	$.29
December 31, 2005	.44	.24
September 30, 2005	.37	.27
June 30, 2005	1.81	.32
March 31, 2005	2.14	.26
December 31, 2004	.50	.30
September 30, 2004	.59	.26
June 30, 2004	1.34	.25
March 31, 2004	.77	.11
December 31, 2003	1.23	.20
September 30, 2003	1.15	.51
June 30, 2003	1.50	.51
March 31, 2003	1.01	.05

We have 44 record holders of our common stock.  We believe that in addition to the record ownership there are in excess of 5,500 beneficial owners who hold their shares in street name or through other nominees.

Dividend Policy

We plan to retain all earnings generated by our operations, if any, for use in our business.  Pursuant to the terms of the convertible debentures, Pacific Gold may not pay any cash dividends while the principal is outstanding.  We do not anticipate paying any cash dividends to our stockholders in the foreseeable future.  The payment of future dividends on the common stock and the rate of such dividends, if any, and when not restricted, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

Forward Looking Statements

From time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by us with the SEC. Words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project or projected", or similar expressions are intended to identify "forward-looking statements". Such statements are qualified in their entirety by reference to and are accompanied by the above discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements.

Management is currently unaware of any trends or conditions other than those previously mentioned in this management's discussion and analysis that could have a material adverse effect on the our consolidated financial position, future results of operations, or liquidity. However, investors should also be aware of factors that could have a negative impact on our prospects and the consistency of progress in the areas of revenue generation, liquidity, and generation of capital resources. These include: (i) variations in revenue, (ii) possible inability to attract investors for its equity securities or otherwise raise adequate funds from any source should the company seek to do so, (iii) increased governmental regulation, (iv) increased competition, (v) unfavorable outcomes to litigation involving the company or to which the company may become a party in the future and, (vi) a very competitive and rapidly changing operating environment.

The above identified risks are not all inclusive. New risk factors emerge from time to time and it is not possible for management to predict all of such risk factors, nor can it assess the impact of all such risk factors on the company's business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

The financial information set forth in the following discussion should be read with the consolidated financial statements of Pacific Gold included elsewhere herein.

Financial Condition and Changes in Financial Condition

Overall Operating Results:

The Company had no revenues from the sale of gold for the year ended December 31, 2005.

Operating expenses for the year ended December 31, 2005 totaled $1,975,358.  The Company incurred labor costs associated with the various mining activities.  Labor costs were $794,262 for the year.  Equipment operating costs, tools and materials of $214,252 were incurred primarily to prepare the plant and equipment at Black Rock Canyon for operations.  Legal and professional fees of $231,044 were incurred for services performed with respect to acquisitions and mining prospect evaluation, as well as SEC reporting compliance and accounting fees.  The Company also incurred expenses related to geological studies, fieldwork, site visits, preparation of mining permit applications and consulting fees of $91,907.  Advertising and public relations expenses totaled $171,829.  Interest expense totaled

$3,025,901 for the year; of this amount, $2,870,358 was a non-cash expense that included amounts for accelerated interest and interest on the Series A and B Convertible Debentures that were not paid out in cash. The remaining expenses relate to office, general administrative and stock transfer agent fees. We believe we will incur substantial expenses for the near term as we initiate operations at Black Rock Canyon and progress with our evaluations of future mining prospects.

Operating expenses for the year ended December 31, 2004 totaled $848,698.  Legal and professional fees of $177,311 were incurred for services performed for the acquisition and evaluation of the mining prospects as well as for SEC reporting compliance and accounting fees. We also incurred expenses related to the geological studies, field work and site visits of $159,419. Mineral rights expenses were $11,240. The remaining expenses relate to advertising, office, general and administrative and stock transfer agent fees.

Liquidity and Capital Resources:

Since inception to December 31, 2005, we have funded our operations from the sale of securities, issuance of debt and loans from a shareholder.  At December 31, 2005, we have unsecured loans from a shareholder in an aggregate amount of $1,612,156 including accrued interest. The notes bear interest at the rate of 10% and are due on June 30, 2007.

As of December 31, 2005, our assets totaled $3,814,729, which consisted primarily of mineral rights, land and water rights, and related equipment. Our total liabilities were $2,661,472 which primarily consisted of notes payable and accrued interest to a shareholder of $1,612,156, accounts payable of $638,959 and convertible debt of $410,357. We had an accumulated deficit of $6,306,262. Pacific Gold had working capital of $21,535 at December 31, 2005.

On April 7, 2005, the Company sold $4,000,000 in an aggregate principal amount of discounted convertible debentures (“Debentures”) and warrants to purchase common stock (“Warrants”) for aggregate proceeds of $2,900,000 after deduction for the interest discount.  The Company paid approximately $252,000 in commissions and expenses. The Debentures had a maturity date of April 7, 2008 and interest at a rate of 9%.  The Debentures and Warrants were sold, and the common stock issued on conversion and exercise were sold, under Section 4(2) of the Securities Act of 1933, as amended, on a private placement basis, to foreign institutional, accredited investors.

In May 2005 the Company sold 2,000,000 shares of common stock under prospectus for gross proceeds of $600,000.

On December 13, 2005, the Company sold $1,500,000 in an aggregate principal amount of discounted convertible Debentures and Warrants to purchase common stock for aggregate proceeds of $1,089,000. The Company paid approximately $111,000 in commissions and expenses.  The Debentures are due on December 13, 2007 and bear interest at a rate of 10%. The Debentures and Warrants were sold, and the common stock issued on conversion and exercise will be sold, under Section 4(2) of the Securities Act of 1933, as amended, on a private placement basis, to foreign institutional, accredited investors.

We have sufficient working capital for at least the next 12 months and to begin production at the Black Rock Canyon mine in Nevada. We may require additional capital in order to begin operations at additional mine sites in the future. In addition, we may require funds for additional acquisitions, and will require funds for exploration and development of additionally acquired prospects.

New Accounting Pronouncements

Pacific Gold does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Pacific Gold’s results of operations, financial position, or cash flow.

Business

Introduction

Pacific Gold is engaged in the identification, acquisition, exploration and development of mining prospects believed to have gold and tungsten mineralizations.  The main objective is to explore, identify, and develop commercially viable mineralizations on prospects over which the company has rights that could produce revenues. These types of prospects may also contain mineralization of metals often found with gold and tungsten, such as platinum and silver, which also may be worth processing. Exploration and development for commercially viable mineralization of any metal includes a high degree of risk which careful evaluation, experience and factual knowledge may not eliminate, and therefore, we may never produce any revenues.

Pacific Gold Corp. currently owns 100% of four operating subsidiaries; Nevada Rae Gold, Inc., Oregon Gold, Inc., Pilot Mountain Resources Inc., and Fernley Gold, Inc. in which it holds various prospects in Nevada and Oregon.  The company intends to acquire through staking, purchasing and/or leasing arrangements additional prospects, from time to time, in which there may be gold and tungsten mineralization potential.

Gold Orientation

Throughout history gold has been a desired metal for monetary purposes and for jewelry.  These uses continue today and are expected to be uses of the metal well into the future.  Because there is an active market for the metal, and consistent demand and use, we believe that if we find a viable mineralization, we will be able to sell any gold we produce with little difficulty.  Of course, there is no assurance that we will find any mineralization or one that is commercially viable.  Fundamentally, whether or not a mineralization is viable depends on the cost of production versus the price at which we can dispose of the metal.  We believe that alluvial and placer deposits are less expensive to operate to produce saleable product.  We also believe that the required filings and permits are easier to obtain for these kinds of prospects than for underground mines.  Based on the current estimates of operating costs and the current price of gold in the global market, we believe these kinds of prospects can be operated profitably if there is a sufficient percentage of the mineralization in a particular prospect to be commercially viable.

We have obtained and in the future will seek prospects in areas where there have been previous mining operations.  We believe that this gives some indication that there may be mineralizations within our prospects to justify the cost of staking, maintenance and exploration.

Tungsten Orientation

The word tungsten means “heavy stone” in Swedish. Tungsten is a grayish-white lustrous metal which exhibits many important physical properties including a high melting point and density, as well as good thermal and electrical conductivity, a low coefficient of expansion, excellent corrosion resistance, and exceptional strength at elevated temperatures.

Tungsten is an important strategic metal for which there is no known substitute. Tungsten is valued as the extremely hard carbide used in cutting and wear-resistant components, and as the metal or alloy for lamp and lighting filaments and electrodes, electrical and electronic contact surfaces, heat and radiation shielding in high temperature furnaces and x-ray equipment, and electrodes in certain welding methods.

Tungsten is an essential commodity and offers versatility in many everyday uses such as:

•

light bulbs, television sets, microwave ovens, other electrical consumer products;

•

metal cutting tools, drill bits, mining tools, military tools; and

•

wear-resistance parts for industries such as automotive and construction.

Nevada Rae Gold, Inc.

The prospects held by Nevada Rae are located among the Crescent Valley placer deposits, in the bullion mining district of Lander County, Nevada.  They are about two miles from the town of Crescent Valley, and some 50 miles west of Elko, Nevada.  The area is about 175 miles northeast of Reno, Nevada.

The area is accessible by an all-weather asphalt road and about 19 miles from Interstate 80.  The property where the prospects are has an all weather gravel road established in the 1970’s for prior mining operations of barite.  The prospects also have access to electricity and water sufficient for exploration, development and later extractive and milling activities if warranted and undertaken.

The climate is typically hot and semi-arid with temperatures rising to above 100 degrees Fahrenheit in the summer to below freezing in the winter.  Freezing temperatures are only sporadically encountered in the winter months of December and January and are not likely to have serious affect on operations.  Precipitation is minimal and offers little or no operational problems.

The nearby towns appear to have a supply of skilled workers familiar with earthmoving equipment and alluvial mining experience.  Equipment also appears to be available for purchase or lease.  In the vicinity there is state supplied electricity and water can be obtained from wells at approximately 560 feet.  We have acquired 100% of two existing wells in the area which can supply ample amounts of water for the operation as we intend to employ re-circulation methodologies.  We also have acquired 13.67 acres of fee land available adjacent to the wells which can accommodate the mill, tailings ponds, workshop and on-site office.  The wells and adjacent land is approximately three miles from the prospect acreage.  This land and the two wells have been formally analyzed and tested by the State of Nevada and Chemrox Technologies, an environmental specialist firm that the company hired to provide it with professional services in due diligence, mine planning, groundwater modeling, water restoration, environmental permitting, and reclamation, and are determined to be in excellent condition, free of any contaminants. The tests also confirmed that the certified capacity of each well exceeds the output rates required by Nevada Rae to successfully operate its proposed processing plant.

Production History

Gold mineralization was first discovered in 1907 in the Crescent Valley area, and thereafter intermittent work was carried out up to World War II.  In the 1930s an exploration program was carried out with a number of shafts sunk in the Mud Springs Gulch area.  These studies identified quantities of gold mineralization situated close to the bedrock at the bottom of the alluvial areas.  In the late 1970s there was barite mining and milling in the area using open pits.  In the mid-1980s the barite mining operations were purchased and modified and there was some recovery of gold mineralization during the later 1980’s and 1990’s at low extractive rates.

History of Mining

Most of the historical work was carried out over a 3-4 mile section in Mud Springs Gulch, but there are older exploration pits throughout the company’s prospects. There appear to be about thirty exploration shafts sunk through the gravels to bedrock.  This work was conducted in the 1930’s, but there are no detailed results available.  Little work was done in the Black Rock Canyon during the historical period.

In 1978, Major Barite Inc. implemented an operation to mine and process barite from several small, open pits within the project area.  In 1982 the barite market collapsed, and the company turned its attention to placer gold exploration and development.  There was a program of bulk sampling in the drainages for gold.  Trenches and pits were dug and processed from locations in Black Rock Canyon, Mud Springs Gulch, Tub Springs Gulch and Rosebud Gulch.  A widespread occurrence of placer gold was discovered, but Major Barite Inc. ceased operations in 1984.  In 1984, the area was taken over by Mr. John Uhalde who continued to explore and develop the placer gold resources in the project until his death in 2001.  Mr. Uhalde operated his placer mine under a small miners permit.

The prospects are located within the Battle Mountain – Crescent Valley Gold Trend in Lander County, Nevada.  In the area are current mining operations of the Placer Dome and Kennecott companies.

Local Geology

The prospects are located among the easterly alluvial deposits of the Shoshone Mountain range and merge with the sediments of Crescent Valley.  It is posited that this area is the remains of a large, ancient lakebed.  The project consists of three main drainages: Black Rock Canyon, Mud Springs Gulch and Tub Springs Gulch.  The alluvial deposits are typically 100 to 300 feet wide and with depths of up to 90 feet, but the alluvial – sedimentary material can reach thicknesses in excess of 500 feet thick in areas.  The thickness of the gravels is judged to become progressively greater as one moves eastwards from the mountains.  It is estimated that the gravels are between 16 and 90 feet below the surface with an average thickness of about 30 feet.  The gravels are typically dry and light brown pebble and occasionally boulder gravels.  Oversized material is rare. Compositionally, the coarse material is mainly rounded cherts and metavolcanics with occasional weathered and variable granodiorite.  The uppermost layers, generally running about 6 to 8 feet in depth, will have to be removed to access the gravels likely to have the mineralizations sought.  It is believed that the gravels will have little clay and will present few processing problems.

There is no information on the vertical distribution of gold mineralization within the gravels.  Through historical records from shaft-sinking suggests that the gravel becomes courser with depth, coinciding with an increase in the percentage of oversize boulders.  It is believed that the best gold mineralization levels are obtained at the bedrock interface.

Prospects

Nevada Rae has staked prospects covering approximately  920 acres of the alluvial deposits among the Crescent Valley deposits mentioned above.  In addition, it leased approximately 440 acres of land adjacent to its staked prospects from Corporate Creditors Committee LLC, by lease dated October

1, 2003.  The lease covers acreage in Section 9, Township 29 North, Range 47 East, Mount Diablo Meridian, Bullion Mining District, Lander County, Nevada.  Under the lease, it has the right to the gold, silver, platinum, palladium and other precious and base metals within the placers and gravels of the leased premises, with exclusive right to prospect and explore for, mine by open pit methods, mill, prepare for market, store, sell and dispose of the same and use, occupy and disturb so much of the surface as Pacific Gold determines useful, desirable or convenient.  The lease term is ten years, renewable for an additional ten years.

Nevada Rae must pay an advance rental of $7,500 for the first year, which amount is increased by $2,500 in each of the next five years to be $20,000 in the sixth year.  For the last four years of the lease, the advance rental is $20,000 per year.  If the lease is renewed, the annual advance rental is $20,000.  The advance rental is credited to and recoverable from the production rental amounts.

Nevada Rae will be obligated to pay a production rental of the greater of four percent of the net smelter royalty (net ore value processed, less production costs, excluding general administration costs) or $0.50 per yard of material processed.

The lease is terminable upon notice of default by lessor after a 30-day period in which cure must commence or be completed if capable of completion in such period.  Nevada Rae may terminate on 30 days advance notice.

Proposed Operations

In early March 2004, Nevada Rae submitted a Plan of Operations to the Bureau of Land Management (BLM), and the Nevada State Division of Environmental Protection (NSDEP). The Plan of Operations was submitted on behalf of the company by Chemrox Technologies.  In January 2005 the company received approval for its Plan of Operations conditional on posting a surety bond with the BLM which was posted in April 2005.  The company began implementation of the Plan of Operations. The property is now referred to as the Black Rock Canyon Mine.

In connection with the Black Rock Canyon Mine, an application for a Water Pollution and Control Permit was filed and approved by the Nevada Department of Environmental Protection.  The permit addresses the hydrology, soil, sediment, vegetation, fluid sources, water usage and consumption, fluids handling, diversion, storage and safety precautions, and stabilization and management controls, among other items.

During mid and later 2005, Nevada Rae built a milling facility and office and other building facilities so that it would be in a position to commence testing the plant in early 2006 and production thereafter.  The buildings are near the final stages of construction and house a mill screen plant, gold room, staff area, and offices.  Additionally, the first block of gravels has been stripped and prepared for excavation.  To date, approximately 5,000 yards of gravels have been stockpiled for pre-production testing of the plant, with plans to move into full-production as soon thereafter as practicable.

In general, the operations will require the excavation of the gravel within the prospect.  Typically, the vegetation and minor soil cover will be stripped and side cast for future reclamation.  The mineralization bearing gravel will be dug with an excavator until bedrock is reached, and material will be hauled via 40 ton haul trucks to the mill site.  The trucks will dump directly into the screening plant and then reload with material in order to complete reclamation work.  The concentrate mill area will be about three miles away from the mine site.  The mill site will be equipped with two functioning wells for process water and will be connected to the power grid.  The mill and power screening unit will be set up on the private, fee land owned by the company.

The mill will consist of a vibrating grizzly feed hopper and vibrating screen plant to remove the ¼ inch and larger materials and to wash the gravel before it passes into the centrifugal bowls for gold recovery.  Tailing ponds will be established to recirculate water and tailings will be returned to the cut once stacked and dried.  No chemicals will be used in the operations. Clean up of concentrates will be done with a smaller centrifugal bowl and shaking table and gold flakes, particles and dust will be dried and weighed before being shipped to the refinery.

Oregon Gold, Inc.

Oregon Gold has a number of prospects in the Siskiyou National Forest, in Josephine County Oregon.  These prospects cover approximately 280 acres of placer deposits in one area and another 37 acres in a second, almost contiguous area.  The property is accessible from a gravel road that connects with a local paved road.  Maintenance of the gravel road is moderate.  In some places a stream must be forded for access.  Generally, there is ample water from the perennial stream bordering the prospects available for exploratory and later implementation of the business plan.  Water use is subject to meeting permitting requirements.  Power will be available through generators brought to and operated onsite.

Oregon Gold currently owns the Defiance Mine and additional claims in Josephine County, Oregon.  The company operated the Defiance Mine during the summer and fall of 2004. Mining activity concluded for the winter at the end of November 2004.

In June of 2005 the Company conducted a testing program on the Bear Bench claims. The testing confirmed gold presence and indicates future testing is warranted. Currently the Company is focusing on its operations in Nevada at the Black Rock Canyon Mine and plans to return for more work at Defiance Mine and Bear Bench in 2007.

In 2005, Pacific Gold Corp. completed a merger between Grants Pass Gold, Inc. and Oregon Gold, Inc. with Oregon Gold being the surviving entity. The Company undertook this exercise in order to consolidate its operations in the region.

Production History

Josephine County has experienced many decades of mining which continued actively until the 1930s.  Mineralization recovery, including recovery of gold, has taken place on the property owned by Grants Pass.  This extraction has occurred since the late 1980s.  The most recent local operations employed dredge and hydraulic methods using contract mining crews on a seasonal basis.

Local Geography

The property covers an area of terrace gravels that run along the flanks of a perennial stream.  The terrace gravels are generally referred to as boulder gravels comprised of boulders and cobbles, pebbles and cemented matrix.  The terrace gravels sit on an ultramafic bedrock.  Mineralization in the areainclude gold and platinum group elements that occur as nuggets, flakes, nodules and fine-grained disseminations within the cemented matrix.  In addition, platinum occurs alloyed with nickel as teanite. Based on a site visit, the gravel terrace is approximately 4,000 feet long, 600 feet wide and 50 feet thick.  The gravels commence at the surface, beneath the top and subsoil layers.

Fernley Gold, Inc.

Fernley Gold, Inc. entered into a lease agreement in 2004 for the right to mine the property and claims known as Butcher Boy and Teddy.  The property and claims are located 34 miles east of Reno, Nevada, just off highway I-80.  The area known for placer gold, and commonly referred to as the Olinghouse Placers, has a rich mining history.

Fernley Gold leased 640 acres including 35 claims, and the exclusive right to mine for placer, lode and other minerals and metals.  The lease includes two water wells and water rights.  The initial agreement is for a period of five years, with Fernley Gold having the exclusive right to renew the lease on the existing terms.  Fernley Gold made a one-time payment of $10,000 to acquire the lease, followed by two quarterly payments of $500, and currently makes payments of $1,000 each month.  The monthly payments are applied towards the royalty fees that will become due to the Lessor.  According to the royalty fee structure, the Company will pay 6% of the gross value of the recovered ore, less smelter expenses, when the price of spot gold is below $400 per ounce on the world market.  When gold is above the $400 threshold, the Company will pay a 10% royalty.

Fernley Gold received approval for additional sampling and testing, as outlined in its Plan of Operations submitted in the second quarter.  Fernley Gold is current under the terms of our lease.

During 2006, Fernley Gold anticipates additional sampling and testing, followed by submission of its Plan of Operations.

Pilot Mountain Resources Inc.

In August 2005, Pacific Gold Corp. established a new subsidiary called Pilot Mountain Resources Inc. Pilot Mountains acquired Project W.  Project W is primarily a tungsten project located in Mineral County, Nevada. Elevated tungsten values occur throughout the area, and there are known mineral resources within the claim area. The property is located approximately 21 miles east of the town of Mina with access through an all-weather, county-maintained gravel road and a network of further trails. Mina is 168 miles south-east of Reno on Route 95. The claims are located at an average elevation of 6,500 feet.

Resource calculations from a feasibility study completed by Kaiser Engineers place the size of Project W at 9,061,600 tons, grading 0.386% Tungsten Tri-oxide (WO3) of combined proven, probable and possible ore, or approximately 35,000 tons of WO3.

The terms of the acquisition of Project W call for Pilot Mountain Resources Inc. to pay to Platoro West, 150,000 shares of common stock of Pacific Gold Corp. and a 2% gross royalty on all mineral sales from Project W. On completion of an updated feasibility study, title of the claims comprising Project W will be transferred to Pilot Mountain Resources Inc.  In addition to the claims, Pilot Mountain Resources Inc. will receive copies of previously prepared working documents and reports regarding Project W.

Overview

Project W is primarily a tungsten project located in Mineral County, Nevada.  Elevated tungsten values occur throughout this area, and there are known mineral resources within the claim area.  The claims are located at an average elevation of 6,500 feet.

The property is located approximately 21 miles east of the town of Mina with access through an all-weather, county-maintained gravel road and a network of further trails.  Mina is 168 miles southeast of Reno on Route 95.

The company has rights to claims within the project covering approximately 600 acres.  In connection with its acquisition of the claims, Pacific Gold and Pilot Mountain are required to pay the transferor, Platoro West Incorporated, 150,000 shares of restricted stock and a 2% gross royalty on all mineral sales from the project.  Upon completion of a feasibility study, title to the claims will be transferred to Pilot Mountain.  Platoro will be reimbursed the yearly claim fees until transfer of the claims to Pilot Mountain.

History

Project W encompasses three distinct occurrences of tungsten mineralization – Desert Scheelite, Gunmetal and Garnet.  During the 1970's and early 1980's, diamond drilling conducted by both the Duval Corporation and Union Carbide Corporation resulted in these three principal areas being delineated.  Reports addressing the occurrences of tungsten mineralization and estimates of resources of Project W have been written by personnel of Duval Corporation, Union Carbide Corporation and independent consultants including Kaiser Engineers, Inc. and David S. Robertson and Associates.  Pilot Mountain Resources Inc. has access to these reports through its agreement with Platoro West Incorporated.

In 1981, the project was the subject of a feasibility study undertaken by Kaiser Engineers Inc.  While the study concluded that a combination of open-pit and underground mining would return an acceptable profit, the tungsten market collapsed shortly thereafter and the project remained idle until the demise of the Metals and Mining Division of Union Carbide during the late 1980's.

Geology

The tungsten ore occurs principally in the form of the mineral scheelite within garnetiferous tactites adjacent to contacts of quartz monzonite and granodiorite intrusions.  The tactites are genetically related to the intrusives and are products of metasomatically altered carbonate rocks of the upper Luning Formation which locally contain potentially important amounts of sphalerite, chalcopyrite, molybdenite and argentiferous galena.

Project W is composed essentially of layered rocks of the Permian to Lower Jurassic ages which have a combined maximum thickness of over 20,000 feet.  The oldest unit exposed on the property is the Mina Formation which consists principally of chert, sandy argillite and a number of tuffaceous units which are exposed as high, jagged cliffs to the south of the Desert Scheelite tungsten occurrence across a prominent fault scarp.  The Mina Formation is overlain by the Luning Formation, the host unit for the tungsten mineralization on the property.  The Luning Formation is made up of three, equally thick members with a collective thickness of approximately 8,000 feet.  The upper member consists predominantly of limestone and to a much lesser extent, fine grained clastic sediments. The middle member is composed of a uniform sequence of conglomerates, quartzites and mudstones and the lower member consists of carbonate and clastic sediments.  Most of the known tungsten occurrences and deposits on the property are confined to the upper member of the Luning Formation.

The tactites, metasomatic replacement bodies which host the tungsten occurrences on the property, are stratigraphically controlled and generally are proximal to quartz monzonite and/or granodiorite intrusives.  Two groups of tactites are recognized: a dark-colored, iron-rich, brown garnet group, which hosts most of the tungsten mineralization, and a light-colored, low-iron group which contains tan-colored garnets.  The tactites generally occur in a number of parallel horizons.  Scheelite is the only significant tungsten-bearing mineral on the property.  It is yellow in color and can contain minor amounts of molybdenum.

Regulation

The exploration and development of a mining prospect will be subject to regulation by a number of federal and state government authorities.  These include the United States Environmental Protection Agency, the Bureau of Land Management and, in certain cases, the United States Forest Service, as well as the various state environmental protection agencies.  The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral extraction, ore milling, water use, waste disposal and use of toxic substances.  In addition, we will be subjected to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation to which we may become subject when we complete the exploration phase.  Many of the regulations require permits or licenses to be obtained and the filing of Notices of Intent and Plans of Operations, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

We must comply with the annual staking and patent maintenance requirements of the States of Nevada and Oregon and the United States Bureau of Land Management.  We must also comply with the filing requirements of our proposed exploration and development, including Notices of Intent and Plans of Operations.  In connection with our exploration and assessment activities, we have pursued necessary permits where exemptions have not been available although, to date, most of these activities have been done under various exemptions.  We will need to file for water use and other extractive-related permits in the future.

Competition

We expect to compete with many mining and exploration companies in identifying and acquiring claims with gold or tungsten mineralizations. We believe that most of our competitors have greater resources than us. We also expect to compete for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations. We cannot give any assurances that we will be able to compete without adequate financial resources.

Employees

Pacific Gold has seven employees who are the executive officers, mining engineers and internal financial persons and Nevada Rae Gold has 15 employees, who are mostly heavy equipment operators, mill hands and mechanics. We expect to hire geological experts, engineers and other operations consultants and independent contractors and laborers from time to time, for differing periods to facilitate the implementation of our business plan.

Properties

Pacific Gold Corp.

The head office of Pacific Gold is located at 477 Richmond Street West Suite 508, Toronto

Ontario, M5V 3E7.  Pacific Gold currently has a one-year lease that expires on January 15th, 2007.  Pacific Gold pays $2,800 Canadian dollars per month in rent.

Nevada Rae Gold, Inc.

Nevada Rae Gold, Inc. has staked 46 placer prospects covering approximately 920 acres in Lander County, Nevada. Nevada Rae also owns 13.67 acres of land in Lander County, Nevada.

In addition, Nevada Rae leased approximately 440 acres of land adjacent to its staked prospects from Corporate Creditors Committee LLC, by lease dated October 1, 2003. Nevada Rae must pay an advance rental of $7,500 for the first year, which amount is increased by $2,500 in each of the next five years to be $20,000 in the sixth year.  For the last four years of the lease, the advance rental is $20,000 per year.  If the lease is renewed, the annual advance rental is $20,000.  The advance rental is credited to and recoverable from the production rental amounts.

In July 2005, Nevada Rae Gold entered into a one-year lease agreement with Chap Enterprises LLC for a residential property in Elko, Nevada for the use of its engineers when traveling.  Nevada Rae pays $700 per month and placed a $500 security deposit with the landlord.

Oregon Gold, Inc.

Oregon Gold, Inc. has 14 placer claims covering approximately 280 acres in Josephine County, Oregon. Oregon Gold also owns the Defiance Mine, a fully permitted, operational mine located in southwestern Oregon. The Defiance Mine is approximately 37.5 acres in size.

Fernley Gold, Inc.

Fernley Gold leased 640 acres including 35 claims, and the exclusive right to mine for placer, lode and other minerals and metals, located 34 miles east of Reno, Nevada.  The lease includes two water wells and water rights.  The initial agreement is for a period of five years, with Fernley Gold having the exclusive right to renew the lease on the existing terms.  Fernley Gold made a one-time payment of $10,000 to acquire the lease, followed by two quarterly payments of $500, and currently makes payments of $1,000 each month.  The monthly payments are applied towards the royalty fees that will become due to the Lessor.  According to the royalty fee structure, Fernley Gold will pay 6% of the gross value of the recovered ore, less smelter expenses, when the price of spot gold is below $400 per ounce on the world market.  When gold is above the $400 threshold, Fernley Gold will pay a 10% royalty.

Pilot Mountain Resources, Inc.

Pilot Mountain has rights to claims within the project covering approximately 600 acres.  In connection with its acquisition of the claims, Pacific Gold and Pilot Mountain are required to pay the transferor, Platoro West Incorporated, 150,000 shares of restricted stock and a 2% gross royalty on all mineral sales from the project.  Upon completion of a feasibility study, title to the claims will be transferred to Pilot Mountain.  Platoro will be reimbursed the yearly claim fees until transfer of the claims to Pilot Mountain.

Management

Our directors and executive officers are as follows:

Name

Age

Position

Robert Landau

34

Chief Executive Officer and Chairman

Mitchell Geisler

35

Chief Operating Officer, Treasurer, Secretary and Director

Jacquelyn Glazer

32

Chief Financial Officer

Mr. Robert Landau has been the chief executive officer of the company since April 2005.  He has been the president and director of ZDG Investments Limited since May 1999.  Mr. Landau’s experience includes the founding and financing of development stage businesses.  Previously, he was an Actuarial Consultant with a large multi-national consulting firm.  He has a Bachelor of Commerce – Actuarial Science and Finance degree from the University of Toronto in Toronto, Ontario, Canada.

Mr. Mitchell Geisler was the president and chairman of the board from January 2001 to April 2005 when he became the chief operating officer upon the appointment of Mr. Landau as chief executive officer.  Mr. Geisler has been the treasurer and secretary of the company since October 2002.  Mr. Geisler has more than 15 years of experience in the hospitality and services industry.  From 1998 to 2001, Mr. Geisler was president and operator of the Toronto-based 52 Restaurants Inc.  Mr. Geisler is a graduate of Toronto’s York University in Toronto, and also studied at the University of Tel Aviv.  Mr. Geisler, until June 2003, was a director and president and treasurer of GL Energy and Exploration, Inc., a development stage company engaged in the mineral exploration business.  Mr. Geisler was also a director of Uranium Strategies, Inc.  Both these companies were mineral exploratory stage companies.

Ms. Jacquelyn Glazer was appointed the Chief Financial Officer of the Company in May 2005.  She is a member of the Chartered Accountants of Ontario and British Columbia and has previously held positions with consulting firms in the business risk, internal audit and corporate restructuring sectors.

During the last five years, no officers or directors have been involved in any legal proceedings, bankruptcy proceedings, criminal proceedings or violated any federal or state securities or commodities laws or engaged in any activity that would limit their involvement in any type of business, securities or banking activities.

Directors

Each director will hold office until the next meeting of stockholders or until his successor is duly appointed and qualified.  Directors do not receive any compensation for their services at this time. In the future, if Pacific Gold has non-employee directors, it expects it will provide a compensation package primarily based on stock options and reimbursement for direct expenses.

Committees of the Board of Directors

The board of directors of Pacific Gold has no committees.  In the future, it may establish audit and compensation committees.

Independence of Directors

Our common stock is traded on the over-the-counter bulletin board.  Therefore, the company is not required to have independent members of the board of directors.  Mr. Landau and Mr. Geisler are not independent directors, as they are employees of the company.

Certain Relationships and Related Transactions

 As of December 31, 2005, the Company received various loans totaling $1,612,156 including accrued interest from ZDG Investments Limited, which owns 5,000 shares and is related to ZDG Holdings Inc., in order fund the business operations. These unsecured promissory notes bear 10% simple interest and are due June 30, 2007.

Limitation on Directors’ Liabilities

The bylaws of Pacific Gold provide for full indemnification of its directors and officers under Nevada law.  Nevada law provides that a corporation may indemnify any person who is a party to a suit or action or threatened to be made a party to a suit or action, unless the action is by the corporation or is a derivative action on behalf of the corporation when the suit or action is based on his actions on behalf of the corporation or is based on his actions taken at the request of the corporation, and the actions were taken in good faith for the best interests of the corporation.  Indemnification will include expenses, attorney fees, judgments, fines and settlement amounts.  Where a director or officer is successful on the merits of any suit or action brought against him by reason of his actions for or on behalf of the corporation, he shall be fully indemnified.  Pacific Gold may advance expenses in connection with a suit or action against its directors and officers if approved by the stockholders or directors who are not part of the action.  Pacific Gold may obtain insurance for any of the indemnification obligations or may provide other financial arrangements such as establishment of a trust fund or program of self insurance.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during the fiscal years ended December 31, 2005, 2004 and 2003, by our chief operating officer and our other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2005.

Summary Compensation Table

						LONG TERM COMPENSATION
						AWARDS

		ANNUAL COMPENSATION				RESTRICTED
NAME AND					STOCK	UNDERLYING	ALL OTHER
PRINCIPAL POSITION	YEAR	SALARY (3)	BONUS	OTHER	AWARD(4)	OPTIONS	COMPENSATION
		($)	($)	($)	($)	(#)	($)

Robert Landau, CEO, President & Director	2005	$5,740	$0	$0	$196,000	75,000	$0

Mitchell Geisler, COO &	2005	$45,011	$5,000	$0	$117,000	62,500	$0
Director (1)	2004	$36,000	$0	$0	$0	0	$0
	2003	$0	$0	$0	$0	0	$6,000 (2)

Jacquelyn Glazer, CFO	2005	$41,379	$0	$0	$25,000	62,500	$0

(1)

There was no compensation for this officer for the fiscal year ended December 31, 2003.

(2)

On December 8, 2003, Pacific Gold issued an aggregate of 60,000 shares of common stock to Mr. Geisler as compensation and reimbursement for services and expenses in connection with the abandoned acquisition program of certain prospects and other assets in Oregon, various site visits and due diligence activities on behalf of the Company, incurred during 2003. These shares have been valued at $6,000. The shares were issued under the equity performance plan, the shares of which were registered for issuance by Pacific Gold.

(3)

Amounts noted are actual amounts paid in 2005.  Annual compensation, per employment agreements, is as follows:

Robert Landau	$96,000
Mitchell Geisler	$72,000
Jacquelyn Glazer	$76,000

(4)

Amounts noted are total share amounts issued in 2005, including salary and bonus paid in shares. Annual bonus compensation paid in shares for 2005, was as follows:

Robert Landau	$150,000
Mitchell Geisler	$105,000
Jacquelyn Glazer	$25,000

Option/SAR Grants in Last Fiscal Year Individual Grants
Name	Number of Securities Underlying Options/SAR’s Granted	% of Total Options/SAR’s Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date
Robert Landau, CEO	75,000	37.50%	$0.30	June 30, 2010
Mitch Geisler, COO	62,500	31.25%	$0.30	June 30, 2010
Jacquelyn Glazer, CFO	62,500	31.25%	$0.30	June 30, 2010

Employment Agreements

Each of the three executive officers of the Company has an employment agreement with the Company that outlines salary and benefit arrangements. The three agreements have similar terms which include but are not limited to; base salaries, option grants, four weeks annual vacation and 50% paid medical benefits. Each of the officers is subject to confidentiality provisions. The agreements allow for the employee to terminate on 30 days notice to the Company and for the Company to provide three months severance on termination of the employee. The agreements will be reviewed on an annual basis.

Employee Benefit Plans

On October 3, 2002, a stockholder owning more than a majority of the Company's common stock executed and delivered a written consent approving the 2002 Performance Equity Plan authorizing up to 3,000,000 shares of common stock for structuring compensation arrangements and to provide an equity incentive for employees and others who are awarded shares under the 2002 Plan. None of the awards as provided under the 2002 Plan are allocated to any particular person or class of persons among those eligible to receive awards. We issued 1,353,157 shares under this plan during 2005.

On December 28, 2005 the company received consents from shareholders of 17,877,382 shares, representing a majority of the shares entitled to vote, approving the 2006 Performance Equity Plan which provides for the issuance under awards of 10,000,000 shares of common stock.  The company filed with the SEC and distributed on January 10, 2006 an Information Statement to the shareholders who had not given their consent in accordance with state and federal law. No awards have been issued under the 2006 Performance Equity Plan.

Both plans are administered by the board of directors. The awards that may be granted include incentive and non-incentive options, stock appreciation rights, restricted stock, deferred stock and other stock based grants. The board of directors, at the time of an award determines the type of award, exercise price, vesting schedule and expiration date. The minimum exercise price under the plans is $0.02. Incentive options may be granted only to employees, otherwise, awards may be granted to officers, directors, employees, and consultants. The plan provides for acceleration of vesting of outstanding awards in the event of a non-approved acquisition of more than 50% of the combined voting power of the Company.

Principal Stockholders

The following table sets forth the beneficial ownership of our common stock by all stockholders that hold 5% or more of the outstanding shares of our common stock, each director and executive officer.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(2)
Robert Landau(3)	17,025,983	32.0%
Mitchell Geisler(4)	1,073,005	2.0%
ZDG Holdings Inc.(5)	16,680,000	31.4%
Jackie Glazer(6)	158,633	0.3%
All directors and executive officers as a group (three persons)(7)	18,257,621	34.3%

____________________________________

*

Less than 1%.

(1)

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them, subject to community property laws, where applicable.

(2)

There are 53,051,447 shares of common stock currently issued and outstanding.  Each person beneficially owns a percentage of our outstanding common shares which such person has the right to vote or dispose and can acquire within 60 days of May 5, 2006 upon the exercise or conversion of options, warrants or convertible securities.

(3)

Includes 335,983 shares held of record by Mr. Landau.  Includes 75,000 shares subject to currently vested options held by Mr. Landau and does not include 225,000 shares subject to options that vest in the future.  Includes 16,680,000 shares of common stock held by ZDG Holdings Inc. and 5,000 shares of common stock held by ZDG Investments over which Mr. Landau has voting and dispositive control, although he disclaims pecuniary interest in a portion of the shares held by those entities.  Mr. Robert Landau’s address is c/o Pacific Gold Corp., 157 Adelaide Street West, Suite 600, Toronto, Ontario, Canada.

(4)

Includes 62,500 shares subject to currently vested options and does not include 187,500 shares subject to options that vest in the future.  The business address of Mr. Geisler is c/o Pacific Gold Corp., 157 Adelaide Street West, Suite 600, Toronto, Ontario, M5H 4E7.

(5)

The business address of ZDG Holdings Inc. is 23 Sandfield Road, Toronto, Ontario, M3B 2B6. Mr. Robert Landau, the chief executive officer of the company is also the president of ZDG Holdings Inc. and has voting and dispositive control over their shares of common stock.

(6)

Includes 62,500 shares subject to currently vested options and does not include 187,500 shares subject to options that vest in the future.  Includes 2,800 shares owned by her husband.

(7)

See Notes 3, 4 and 6, above.

Description of Securities

Common Stock

Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, par value $.001 per share.  There are 53,051,447 shares issued and outstanding as of the date of this prospectus.  Upon completion of this offering, assuming all the convertible debentures are converted and the common stock purchase warrants are exercised and there are no anti-dilution adjustments, there will be 65,441,447 shares of common stock issued and outstanding.

Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends.  Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock.  The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively.  Holders of common stock have no preemptive rights.  All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

Preferred Stock

Pacific Gold is authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value.  There are no shares of preferred stock issue and outstanding as of the date of this prospectus.

The preferred stock may be characterized as "blank check" stock.  This means that the board of directors, without any action by the stockholders of common stock, have the right, from time to time, to designate some or all of the preferred stock into one or more series, and fix for each series the number of shares, full or limited voting powers, and the designations, preferences, participating, optional and other special rights, and the qualifications, limitations or restrictions of the various aspects of a series. Because of this ability of the board of directors, the preferred stock may be issued quickly and contain provisions that may have an anti-takeover effect, which may not be in some or all of the interests of subordinate preferred stock and common stockholders. In addition, because the board of directors may create convertible and paid-in-kind features for a series of preferred stock, if these features use common stock, Pacific Gold may become committed to issue or issue additional common stock from time to time. Any commitment for additional common stock to be issued or actually issued pursuant to the terms of any series of preferred stock may have various results including: (i) an absolute dilutive effect on the current stockholders percentage ownership of the then outstanding common stock and depending on the amount paid for the issued series of preferred stock and payable on conversion, if any amount is to be paid, a financial dilutive effect on previously issued equity securities of the company, including the common stock, (ii) the potential issuance may cause "overhang" issues and impair the marketability or price of the common stock in any public market on which the common stock may be traded, or (iii) may require the company to issue additional common stock at time that is in opportune for Pacific Gold or its  stockholders. The preferred stock does not have any pre-emptive rights.

Original Discount Convertible Debentures

Pacific Gold issued original discount convertible debentures on April 12, 2006, in the aggregate principal amount of $6,100,000, with a maturity date of April 12, 2009.  The company received an aggregate of $3,812,500 after deduction of the interest discount.  Pacific Gold paid approximately $305,000 to HPC Capital Management as a cash commission and issued a warrant to purchase up to 190,000 shares of commons tock on the same terms as the investors.  The imputed interest rate on the April 2006 debentures is 10%.  All the debentures are unsecured.  They may be converted into common stock at the rate of $1.00 per share, at any time, subject to certain limitations.  The principal limitation is that the amount converted at any one time may not result in shares exceeding 4.99% of the outstanding common stock immediately after the conversion.  If the company fails to deliver the certificates on conversion in a timely manner, it will pay liquidated damages and be liable for by-ins imposed on the holder.  The conversion rate is subject to adjustment for stock dividends, stock splits, subsequent equity sales at less than the defined base conversion rate and corporate reorganization events. The debentures may not be prepaid unless consent is received from the holders and there is paid a premium of 30% of the amount being repaid.

Common Stock Purchase Warrants

In connection with the issuance of the debentures, Pacific Gold issued to the holders of the convertible debentures an aggregate 6,100,000 common stock purchase warrants.  Pacific Gold also issued warrants to HPC Capital Management to acquire up to 190,000 shares of common stock.  The warrants are exercisable at $0.30 per share until April 12, 2009.  If the warrants are not exercised by the expiration date, they will convert into common stock on a cashless basis based on a market formula.  The warrants may not be exercised in an amount that results in the holder having more than 4.99% of the outstanding common stock immediately after the exercise. If the company fails to deliver the certificates on exercise in a timely manner, it will pay liquidated damages and be liable for by-ins imposed on the holder.  The exercise price is subject to adjustment for stock dividends, stock splits, subsequent equity sales at less than the defined base exercise price and corporate reorganization events.

Transfer Agent

The transfer agent and registrar for common stock is Olde Monmouth Stock Transfer Co. Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey, 07716.

Selling Stockholders

The following table provides certain information about the selling stockholders’ beneficial ownership of our common stock at May 22, 2006 and assumes all the convertible debentures and common stock purchase warrants are converted or exercised without regard to any conversion or exercise limitations or anti-dilution adjustments.  It also assumes the sale of all of the shares offered by the selling stockholders under this prospectus.  Unless otherwise indicated, the selling stockholder possesses sole voting and investment power with respect to the securities shown.

	Prior to Offering			After Offering
	Maximum Number of Shares that may be Beneficially Owned	Percentage Of Class	Maximum Number or Shares that may be Sold	Number of Shares Beneficially Owned	Percentage Of Class
Palisades Master Fund LP(1)	11,700,001	4.99%(4)	11,700,000	-0-	-0-
Crescent International Inc.(2)	4,160,000	4.99%(4)	4,160,000	-0-	-0-
HPC Capital Management(3)	247,000	*	247,000	-0-	-0-

_____________________________

*

Less than one percent.

(1)

Messrs. Paul Mannion and Andrew Reckles have authority regarding the portfolio management decisions of the shares of common stock owned by the selling security holder.  Messrs. Mannion and Reckles may be deemed to have dispositive and voting power over the shares of common stock owned by the selling security holder.  However, they do not have the right to receive dividends from, or the proceeds from the sale of, such common stock held by the selling shareholder and disclaims any beneficial ownership of such shares of such common stock.  The selling stockholder is not a registered broker-dealer, but is affiliated with HPC Capital Management Corp., a registered broker-dealer with the NASD.  The securities listed above to be acquired on conversion or exercise of outstanding securities will be for investment. The selling stockholder does not have any agreement or understanding, direct or indirect, with any party to distribute the securities.

(2)

Mel Craw, Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd. have voting and investment discretion over the shares of common stock owned by Crescent International Ltd.  Messrs. Craw, Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.  The selling stockholder is not a registered broker-dealer and is not affiliated with any registered broker-dealer.  The securities to be acquired on conversion or exercise of outstanding securities will be acquired for investment.  The selling stockholder does not have any agreement or understanding, direct or indirect, with any party to distribute the securities.

(3)

HPC Capital Management Corp. is a registered broker-dealer with the NASD.  The shares registered represent shares underlying a private placement warrant issued in connection with services rendered in the placement of securities.

(4)

The convertible debentures and warrants may only be exercised up to an amount that would cause the holder to have 4.99% of the outstanding common stock at any one time.

Plan of Distribution

Each selling stockholder of the common stock offered for sale hereunder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter bulletin board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The company is required to pay certain fees and expenses incurred by the company incident to the registration of the shares.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as a mended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Changes in Registrant’s Certifying Accountant

On September 8, 2005, Pacific Gold Corp. (the “Company”) dismissed Malone & Bailey, PC, as its independent certified public accountants.  The decision was approved by the Board of Directors of the Company.

The report of Malone & Bailey, PC, dated March 23, 2005, on the Company’s consolidated financial statements for the fiscal year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion.  During the Company’s fiscal year ended December 31, 2004 and any subsequent interim period preceding the termination, there were no disagreements with Malone & Bailey, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey PC would have caused Malone & Bailey, PC to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Company requested that Malone & Bailey, PC furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01(a).  A copy of the letter furnished by Malone & Bailey, PC in response to that request, dated September 12, 2005, is filed as Exhibit 16.1 to this Form 8-K.

On September 8, 2005, Mantyla McReynolds LLC (“Mantyla”) was engaged as the Company’s new independent certified accountants.  During the two most recent fiscal years and the interim period preceding the engagement of Mantyla, the Company has not consulted with Mantyla regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation  S-B.

Legal Matters

Graubard Miller, will opine as to the validity of the common stock offered by this prospectus and legal matters for us.

Experts

Our audited financial statements for the periods ended December 31, 2003 and 2004 have been included in the registration statement in reliance upon the report of Malone & Bailey, PC, independent registered public accountants, appearing in this registration statement, and upon the authority of that firm as experts in accounting and auditing.

Our audited financial statements for the period ended December 31, 2005 have been included in the registration statement in reliance upon the report of Mantyla McReynolds, LLC, independent registered public accountants appearing in this registration statement, and upon the authority of that firm as experts in accounting and auditing.

Where You Can Find Additional Information

We intend to furnish our stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC.  For further information, please see the registration statement and accompanying exhibits.  Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions.  The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC’s principal office at 100 F. Street, N.E., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC.  Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC’s website, http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS

PAGE

Report on Mantyla McReynolds, LLC, independent accountants

  F-2

Report of Malone & Bailey, PC independent accountants

  F-3

Audited Consolidated Balance Sheet as of December 31, 2005

  F-4

Audited Consolidated Statements of Operations for the years ended

December 31, 2005 and 2004

  F-5

Audited Consolidated Statements of Stockholders’ Equity for the years ended

December 31, 2005 and 2004

  F-6

Audited Consolidated Statements of Cash Flows for the years ended

December 31, 2005 and 2004

  F-7

Notes to Audited Financial Statements

  F-8

Unaudited Consolidated Balance Sheet as of March 31, 2006

  F-17

Unaudited Consolidated Statements of Operations for the three-month periods ended March 31, 2006 and 2005

  F-18

Unaudited Consolidated Statements of Cash Flows for the three-month periods ended March 31, 2006 and 2005

  F-19

Notes to Unaudited Financial Statements

  F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MantylaMcREYNOLDS, LLC

The CPA.  Never Underestimate The Value.SM

To the Board of Directors

Pacific Gold Corp.

Toronto, Ontario, Canada

We have audited the accompanying consolidated balance sheet of Pacific Gold Corp. as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Gold Corp. as of December 31, 2005 and the results of operations and cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

January 27, 2006, except for Notes 3 and 11, as to which the date is March 29, 2006

5872 South 900 East, Suite 250●Salt Lake City, Utah 84121●(801) 269-1818●Fax (801) 266-3481

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pacific Gold Corp.

Toronto, Ontario, Canada

We have audited the accompanying consolidated balance sheet of Pacific Gold Corp. as of December 31, 2004 and the related consolidated statements of operations, stockholders’ deficit, and cash flows and for each of the years ended December 31, 2004 and 2003.  These consolidated financial statements are the responsibility of Pacific Gold’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Gold Corp. as of December 31, 2004 and the results of its consolidated operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

Houston, Texas

www.malone-bailey.com

March 23, 2005

PACIFIC GOLD CORP.

CONSOLIDATED BALANCE SHEET

December 31, 2005

ASSETS
Current Assets:
Cash	$561,129
Restricted Cash-Note 9	80,885
Accounts Receivable, net-Note 1	58,327
Total Current Assets	700,341

Property and Equipment:-Note 2
Proved Development
Acquisition and Development Costs	306,154
Less: Accumulated Depletion	(398)
Probable Undeveloped	10,000
Equipment	2,188,123
Less: Accumulated Depreciation	(228,092)
Building	460,228
Less: Accumulated Depreciation	(15,202)
Water Rights and Wells	90,000
Land	13,670
Total Property and Equipment, net	2,824,483

Other Assets:
Deposits	289,904
Total Other Assets	289,904
TOTAL ASSETS	$3,814,729

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$638,959
Accrued Interest	39,847
Notes Payable - Shareholder-Note 3	1,572,309
Total Current Liabilities	2,251,115

Long Term Liabilities:
Convertible Debenture-Note 5	410,357

Stockholders' Equity:
Preferred Stock - $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common Stock - $0.001 par value; 200,000,000 shares
authorized, 33,643,849 shares issued and outstanding	33,644
Additional Paid-in Capital	7,425,875
Retained Deficit	(6,306,262)
Total Stockholders' Equity	1,153,257
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,814,729

See accompanying summary of accounting policies and notes to financial statements.

PACIFIC GOLD CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004
Revenue:
Revenue - Mineral Sales	$-	$61,560
Production Costs	-	104,996

Gross Margin	-	(43,436)

Operating Expenses:
Mineral Rights Expense	16,450	11,240
General and Administrative	1,727,389	808,136
Depreciation & Depletion	231,519	29,322
Total Operating Expenses	1,975,358	848,698

Net Loss from Operations	(1,975,358)	(892,134)

Other Income and Expenses:

Gain/(Loss) on Sale of Assets	(5,544)	902
Interest Income	4,153	-
Other Income	8,070	-
Interest Expense	(3,025,901)	(102,815)
Asset Write Down	(21,583)	-
Total Other Income/Expenses	(3,040,804)	(101,913)

Loss before income taxes	(5,016,162)	(994,047)
Provision for income taxes-Note 4	-	-

Net Loss	$(5,016,162)	$(994,047)

Basic and Diluted Loss per Share	$(0.17)	$(0.05)

Weighted Average Shares Outstanding:
Basic and Diluted	28,687,715	21,822,798

See accompanying summary of accounting policies and notes to financial statements.

PACIFIC GOLD CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2005 and 2004

	Common Stock		Additional paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2003	21,800,000	$21,800	$49,200	$(296,055)	$(225,055)
Issuance of common stock for services	50,000	50	15,950	-	16,000
Issuance of common stock for cash	38,167	38	11,412	-	11,450
Stock option expense	-	-	2,156	-	2,156
Net loss		-	-	(994,047)	(994,047)
Balance, December 31, 2004	21,888,167	21,888	78,718	(1,290,100)	(1,189,494)
Issuance of common stock for cash	2,000,000	2,000	598,000		600,000
Stock option expense	-	-	-		-
Issuance of convertible note Series A			2,666,086		2,666,086
Conversion of note payable	8,200,000	8,200	2,451,800		2,460,000
Issuance of common stock for services	1,555,682	1,556	542,281		543,837
Issuance of convertible note Series B			1,088,990		1,088,990
Net loss year-to-date				(5,016,162)	(5,016,162)

Balance, December 31, 2005	33,643,849	$33,644	$7,425,875	$(6,306,262)	$1,153,257

See accompanying summary of accounting policies and notes to financial statements.

PACIFIC GOLD CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Losses	$(5,016,162)	$(994,047)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Depreciation and Depletion	231,549	29,322
Non-cash portion of interest paid on convertible debt	2,870,358	-
(Gain)/Loss on Sale of Equipment	5,544	(902)
Write-down of Equipment	21,583	-
Impairment of Organization Costs	-	980
Common Stock Issued for Services	153,470	16,000
Stock Option Expense	-	2,156
Changes in:
Accounts Receivable	(58,327)	-
Prepaid Expenses	3,000	(3,000)
Deposits	(289,904)	-
Accounts Payable	516,096	91,920
Accrued Interest	(69,131)	102,821
NET CASH (USED) BY OPERATING ACTIVITIES	(1,631,924)	(754,750)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases and Development of Property and Equipment	(2,100,209)	(289,299)
Proceeds from Sale of Equipment	85,802	20,500
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(2,014,407)	(268,799)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Notes Payable	(70,000)	(111,000)
Proceeds from Convertible Debt	3,755,076	-
Proceeds from Stockholder Notes	-	1,239,124
Payments on Stockholder Notes	(2,706)	(123,507)
Proceeds from Sale of Common Stock	600,000	11,450
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	4,282,370	1,016,067

NET CHANGE IN CASH AND CASH EQUIVALENTS	636,039	(7,482)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,975	13,457

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$642,014	$5,975

Cash paid during the year for:
Interest	155,544	102,815
Income Taxes	-	-

Non-cash financing and investing activities:
Shares issued for capitalized labor	$390,367	$-
Purchase of equipment, water rights and land through notes payable to the sellers	-	181,000
Purchase of equipment from shareholder through notes payable	-	157,006
Conversion of Notes Payable	2,460,000	-

See accompanying summary of accounting policies and notes to financial statements.

Pacific Gold Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pacific Gold Corp. (“Pacific Gold”) was originally incorporated in Nevada on December 31, 1996 under the name of Demand Financial International, Ltd.  On October 3, 2002, Demand Financial International, Ltd. changed its name to Blue Fish Entertainment, Inc.  On August 5, 2003, the name was changed to Pacific Gold Corp.  Pacific Gold is engaged in the identification, acquisition, exploration and mining of prospects believed to have gold mineralization.  Pacific Gold through its subsidiaries currently owns claims, property and leases in Oregon and Nevada. Its Defiance Mine property in Oregon began producing gold in commercial quantities in mid-2004.

The accompanying consolidated financial statements include all of the accounts of Pacific Gold Corp. and its wholly-owned subsidiaries, Oregon Gold, Inc., Nevada Rae Gold, Inc., Fernley Gold, Inc. and Pilot Mountain Resources, Inc. All significant inter-company accounts and transactions have been eliminated.

Use of Estimates.  In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses.  Actual results could differ from those estimates.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, Pacific Gold considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  The Company has cash in excess of FDIC federally insured limits in the amount of $488,830 as of December 31, 2005.

Revenue Recognition.  Pacific Gold recognizes revenue from the sale of gold when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collection is reasonably assured, which is determined when it ships gold to the refinery.

Accounts Receivable/Bad Debt.   The allowance for doubtful accounts is maintained at a level sufficient to provide for estimated credit losses based on evaluating known and inherent risks in the receivables portfolio.  Management evaluates various factors including expected losses and economic conditions to predict the estimated realization on outstanding receivables.  As of December 31, 2005, there was no allowance for bad debts.

Inventories.  Inventories are stated at the lower of average cost or net realizable value.  Costs included are limited to those directly related to mining. There was no inventory as of December 31, 2005.

Property and Equipment. Property and equipment are valued at cost.  Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 2 to 10 years.

Impairment of Long-Lived Assets.  Pacific Gold reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Pacific Gold assesses recoverability of the carrying value of the asset by estimating the undiscounted future net cash flows, which depend on estimates of metals to be recovered from proven and probable ore reserves, and also identified resources beyond proven and probable reserves, future production costs and future metals prices over the estimated remaining mine life.  If undiscounted cash flows are less that the carrying value of a property, an impairment loss is recognized based upon the estimated expected future net cash flows from the property discounted at an interest rate commensurate with the risk involved.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

All mine-related costs, other than acquisition costs, are expensed prior to the establishment of proven or probable reserves.  Reserves designated as proven and probable are supported by a final feasibility study, indicating that the reserves have had the requisite geologic, technical and economic work performed and are legally extractable at the time of reserve determination.  Once proven or probable reserves are established, all development and other site-specific costs are capitalized.

Capitalized development costs and production facilities are depleted using the units-of-production method based on the estimated gold which can be recovered from the ore reserves processed.  Depletion expense increased in 2005 to $398 from $238 in 2004.  The increase in depletion was due to an $80,958 increase in acquisition costs.  There has been no change to the estimate of proven and probable reserves.  Lease development costs for non-producing properties are amortized over their remaining lease term if limited.  Maintenance and repairs are charged to expense as incurred.

The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset.  For Pacific Gold, asset retirement obligations primarily relate to the abandonment of ore-producing property and facilities.

Income taxes.  Pacific Gold recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  Pacific Gold provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Loss per Share.  The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.  For the years ended December 31, 2005 and 2004, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share. As of December 31, 2005 the Company had 17,679,166 potentially dilutive common stock equivalents.

Stock based compensation. Pacific Gold adopted the disclosure requirements of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (FAS No. 123) and FAS No. 148 with respect to pro forma disclosure of compensation expense for options issued. For purposes of the pro forma disclosures, the fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model.

Pacific Gold applies APB No. 25 in accounting for its stock option plans and, accordingly, no compensation cost has been recognized in Pacific Gold’s financial statements for stock options under any of the stock plans which on the date of grant the exercise price per share was equal to or exceeded the fair value per share. However, compensation cost has been recognized for warrants and options granted to non-employees for services provided.   There were 212,500 options and 7,333,333 warrants issued as of December 31, 2005.  There were 50,000 options and no warrants granted as of December 31, 2004.  The following table illustrates the effect on net loss and net loss per share if Pacific Gold had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	2005	2004
Net loss as reported	$(5,016,162)	$(994,047)
Add: stock based compensation determined under intrinsic value-based method	-	2,156
Less: stock based compensation determined under fair value-based method	(62,518)	(14,134)
Pro forma net loss	$(5,078,680)	$(1,006,025)

Basic and diluted net loss per common share
As reported	$(0.17)	$(0.05)
Pro forma	$(0.18)	$(0.05)

The weighted average fair value of the stock options granted during 2005 and 2004 was $0.30 and $0.35 per share option, respectively.  Variables used in the Black-Scholes option-pricing model include (1) 1.50% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of each year end, (3) expected volatility was 146%, and (4) zero expected dividends.

Recently issued accounting pronouncements.  In December 2004, the FASB issued SFAS 123 (R), “Share-Based Payment.”  SFAS 123 (R) amends SFAS 123, “Accounting for Stock-Based Compensation,” and APB Opinion 25, “Accounting for Stock Issued to Employees.”  SFAS 123 (R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements.  SFAS 123 (R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the Company’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of a company’s shares or other equity instruments.  This statement is effective for public companies qualifying as SEC small business issuers or nonpublic entities, as of the first interim period or fiscal year beginning after December 15, 2005.  For all other public companies, the statement is effective as of the first interim period or fiscal year beginning after June 15, 2005.  Management is still evaluating the impact of the adoption of SFAS 123 (R) on the Company’s financial statements.

In November 2004, FASB issued SFAS 151, “Inventory Costs.”  SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, “Inventory Pricing.”  SFAS 151 requires that items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, SFAS 151 requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.  This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  Management does not expect adoption of SFAS 151 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets,” an amendment to Opinion No. 29, “Accounting for Nonmonetary Transactions.”  Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board.  The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005.  Earlier application is permitted.  Management does not expect adoption of SFAS 153 to have a material impact on the Company’s financial statements.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections.” This statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” Statement 154 changes the requirements for the accounting for and reporting of a change in accounting principle. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of accounting changes and corrections of error.  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  Earlier application is permitted.  Management does not expect adoption of SFAS 154 to have a material impact on the Company’s financial statements.

Pacific Gold does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 - PROPERTY AND EQUIPMENT

In October 2003, Pacific Gold’s subsidiary Nevada Rae Gold, Inc. acquired its Crescent Valley mining claims in Lander County, Nevada.  Additional water rights and wells were acquired in March 2004 for $90,000 and 13.67 acres of land for $13,670.  Nevada Rae Gold resources fall on claims that are approximately 43% leased and 57% owned by Pacific Gold.

The Company has changed the estimated useful life of one of its fixed assets from 20 to 10 years.  The change was made to better reflect the likely period of future benefits to be derived from the asset.  The change will increase depreciation expense and decrease earnings by $3,812.54 annually.

During 2005 Pacific Gold acquired vehicles, gold processing plant equipment, a building and various other fixed assets to prepare the Black Rock Canyon site for production totaling $2,274,886.  Major assets purchased include the following:

Building	$460,228
Earth Moving Equipment	852,702
Processing equipment	661,158
Other Assets	300,798
Total	$2,274,886

These assets are being depreciated on a straight-line basis over 2 to 10 years depending on the estimated useful life of the asset.

In May 2004, Pacific Gold acquired a leasehold interest in the Butcher Boy property in Nevada through its wholly-owned subsidiary, Fernley Gold, Inc.  The initial agreement is for a period of five years, with Fernley Gold having the exclusive right to renew the lease on the existing terms.  Fernley Gold made a one-time payment of $10,000 to acquire the lease. Additionally Fernley is required to make monthly lease payments of $1,000. The lease calls for gross royalties on gold production of 6% if the price of gold is below $400 per ounce and 10% if the price of gold is above $400 per ounce.

NOTE 3 – SHAREHOLDER NOTE PAYABLE

Pacific Gold owes $1,572,309 to a shareholder as of December 31, 2005. The amount due is represented by three notes, with interest at 10%, and principal and interest is due on June 30, 2005. At December 31, 2005, accrued interest on the note totaled $39,847.  On March 14, 2006 the notes were consolidated to one note payable and the due date was extended to June 30, 2007.

NOTE 4 - INCOME TAXES

Pacific Gold uses the asset/liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.   During 2005 and 2004, Pacific Gold incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $5,423,410 at December 31, 2005, and will expire in the years 2012 through 2025.

At December 31, 2005, deferred tax assets consisted of the following:

Deferred tax assets	Balance	Tax	Rate
Net operating losses	$5,423,410	$1,843,959	34%
Less: valuation allowance		(1,843,959)

Net deferred tax asset		$-

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.  Because of the lack of taxable earnings history, the Company has established a valuation allowance for all future deductible net operating loss carryforwards. The valuation allowance has increased $1,413,854, from $430,105, as of December 31, 2004.

NOTE 5 - FINANCING

On April 7, 2005, Pacific Gold issued convertible debentures with a face value of $4,000,000 with attached warrants for net proceeds of $2,666,086 after a $1,080,292 discount and various fees and expenses totaling $253,622.  A description of the notes is as follows:

•

Maturity:  The notes mature on April 7, 2008.  The note-holders may elect at any time to convert their notes into shares of common stock at the conversion price (as described below).  Each lender is limited to total ownership of 4.99% of the outstanding shares of Pacific Gold at any time, so the ability to convert is limited.

•

Interest:  Interest is represented by the $1,080,292 discount.  If Pacific Gold elects to prepay the notes, then Pacific Gold must obtain consent and an additional 30% or up to $894,000 is due in addition to the $2,980,000 remaining total face value.

•

Conversion and conversion price:  The number of shares of common stock shall be determined by dividing the amount owed by $.30.  The conversion price may be adjusted from time to time upon the occurrence of certain specified events considered to be dilutive to the debenture holders.

•

Warrants:  In connection with the financing, 3,333,333 warrants were issued with an exercise price of $2.125 per share and a 3-year life.  The exercise price was decreased to $.01 per share in December 2005.

The proceeds from the notes have been discounted for the relative fair value of the warrants, the discount, and beneficial conversion feature. All discounts will be amortized over the life of the notes.  A summary of the notes is as follows:

Notes Payable

Face value – Series A	$4,000,000

Less: Relative fair value of:
Discount	(477,191)
Warrants	(1,755,910)
Beneficial conversion feature	(1,766,898)

Carrying amount of notes on April 7, 2005	$0

Amortization of discounts to December 31, 2005	768,333
Accelerated amortization of discounts to December 31, 2005	2,066,400
Adjustment for early conversion at December 31, 2005	(2,460,000)

Carrying amount of Series A notes at December 31, 2005	$374,733

In May 2005, Pacific Gold sold 2,000,000 shares of common stock at $0.30 per share for $600,000 net proceeds.

On December 13, 2005 Pacific Gold issued debentures with a face value of $1,500,000 with attached warrants for net proceeds of $1,089,000 after a discount of $300,000 and commissions of $111,000.  A description of the notes is as follows:

•

Maturity:  The notes mature on December 13, 2007.  The note-holders may elect at any time to convert their notes into shares of common stock at the conversion price (as described below).  Each lender is limited to total ownership of 4.99% of the outstanding shares of Pacific Gold at any time, so the ability to convert is limited.

•

Interest:  Interest is represented by the $189,394 discount.

•

Conversion and conversion price:  The number of shares of common stock shall be determined by dividing the amount owed by $.30.  The conversion price may be adjusted from time to time upon the occurrence of certain specified events considered to be dilutive to the debenture holders.

•

Warrants:  In connection with the financing, 4,000,000 warrants were issued with an exercise price of $0.10 per share and a 3-year life.

The proceeds from the notes have been discounted for the relative fair value of the warrants, the discount, and beneficial conversion feature. All discounts will be amortized over the life of the notes.  A summary of the notes is as follows:

Face value – Series B	$1,500,000

Less: Relative fair value of:
Discount	(189,394)
Warrants	(868,687)
Beneficial conversion feature	(441,919)

Carrying amount of notes on December 14, 2005	$0

Amortization of discounts to December 31, 2005	35,625

Carrying amount of Series B notes at December 31, 2005	$35,625

Note 6 – COMMON STOCK

In May 2005 Pacific Gold issued 2,000,000 shares for $600,000 cash.

In 2005 Pacific Gold issued 272,182 shares for services rendered to the Company. The shares were valued at $153,470.

In 2005 Pacific Gold issued 1,283,500 shares as payment for capitalized labor.  The shares were valued at $390,367.

At December 31, 2005 the debenture holders had converted $2,460,000 of the Series A note for 8,200,000 shares.

In 2004, Pacific Gold issued 50,000 shares valued at $16,000 to a consultant as compensation.

In 2004, Pacific Gold issued 38,167 shares for $11,450 cash.

NOTE 7 - STOCK OPTION PLAN

On December 29, 2005 Pacific Gold adopted the 2006 Equity Performance Plan (“the 2006 Plan”).  The 2006 Plan provides for the granting of up to 10,000,000 stock options to employees and consultants.  Pacific Gold has reserved 10,000,000 shares of common stock for issuance under the 2006 Plan. The Plan was approved by a majority of the stockholders on December 29, 2005.

In 2002 Pacific Gold adopted the 2002 Performance Equity Plan (“the 2002 Plan”).  The 2002 Plan provides for the granting of stock options to employees and consultants. Pacific Gold has reserved 3,000,000 shares of common stock for issuance under the 2002 Plan.

Options under both Plans may be granted for periods of up to ten years and at an exercise price equal to the estimated fair value of the shares on the date of grant as determined by the Board of Directors.  To date, options granted generally are exercisable immediately as of the effective date of the option agreement.

Summary information regarding options and warrants is as follows:

	Options		Warrants
2005	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Granted	212,500	$0.30	7,333,333	$0.06
Exercised	0	0.00	0	0.00
Forfeited/expired	0	0.00	0	0.00
Outstanding at December 31	262,500	0.31	7,333,333	0.06
Exercisable	262,500	0.31	7,333,333	0.06

Weighted average fair value of options granted during year	$0.30
Weighted average fair value of shares issued under Stock Option Plan	$0.00

	Options		Warrants
2004	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Granted	50,000	$0.35	0	$0.00
Exercised	0	0.00	0	0.00
Forfeited/expired	0	0.00	0	0.00
Outstanding at December 31	50,000	0.35	0	0.00
Exercisable	50,000	0.35	0	0.00

Weighted average fair value of options granted during year	$0.35
Weighted average fair value of shares issued under Stock Option Plan	$0.00

NOTE 8 - OPERATING LEASES

Pacific Gold rents its offices under a lease expiring in January 2007, with monthly payments of $1,800 during 2005 and $2,400 during 2006.  Rent expense in 2005 and 2004 was $26,402 and $0, respectively; in 2004 the Company was provided office services without charge.  Such costs were immaterial to the financial statements and accordingly are not reflected herein.

The following is a schedule by years of future minimum lease payments required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2005:

Year ended	Total
December 31, 2006	$ 28,800
Totals	$ 28,800

NOTE 9 – FINANCING LEASES

During the year, the Company entered into a financing arrangement with Wells Fargo Equipment Finance Inc. (“WFEFI”) for the purchase of two passenger vehicles.  The loan is fully secured by a deposit with WFEFI that is invested in a low-risk portfolio. This account will be evaluated annually as the loan amount decreases, the restricted amount of the account will be reduced and cash released to Pacific Gold.

Payments on the lease are $2,338.45 per month and the agreement expires in July 2008.  The deposit with WFEFI is included in the restricted cash on the balance sheet.

NOTE 10 – MAJOR CUSTOMERS

In 2004, all gold sales were made to one refinery.  Many refineries are available with similar pricing and just one was chosen for convenience.  In 2005, Pacific Gold had no gold revenue.

NOTE 11 – SUBSEQUENT EVENTS

Subsequent to year-end the debenture holders (see Note 5) exercised 6,000,000 warrants for common stock and the Company received $300,000.  Subsequent to year-end the debenture holders converted $2,540,000 in convertible debt to 8,466,667 shares of common stock. As of March 27, 2006, the series A convertible debt was fully retired and $500,000 face value was outstanding of series B convertible debt.

Pacific Gold Corp.
Consolidated Balance Sheet
March 31, 2006

ASSETS
Current Assets:
Cash	161,109
Restricted Cash	80,891
Total Current Assets	242,000

Property and Equipment:
Proved Development
Acquisition and Development Costs	309,154
Less: Accumulated Depletion	(398)
Probable Undeveloped	10,000
Equipment	2,305,321
Less: Accumulated Depreciation	(301,522)
Building	547,212
Less: Accumulated Depreciation	(41,693)
Water Rights and Wells	90,000
Land	13,670
Total Property and Equipment, net	2,931,744

Other Assets:
Deposits	94,401
Reclamation Bond	189,218
Total Other Assets	283,619
TOTAL ASSETS	$3,457,363

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$294,350
Accrued Interest	68,769
Notes Payable - Shareholder-Note 2	1,602,309
Total Current Liabilities	1,965,428

Long Term Liabilities:
Convertible Debenture-Note 3	74,375
Total Liabilities	2,039,803

Stockholders' Equity:
Preferred Stock - $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common Stock - $0.001 par value; 200,000,000 shares
authorized, 49,493,838 shares issued and outstanding	49,494
Additional Paid-in Capital	10,676,025
Retained Deficit	(9,307,959)
Total Stockholders' Equity	1,417,560
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,457,363

Pacific Gold Corp.
Consolidated Statements of Operations

	Three Months Ended
	March 31,	March 31,
	2006	2005

Revenue:
Revenue - Mineral Sales	$-	$-
Production Costs	-	-
Gross Margin	-	-

Operating Expenses:
Mineral Rights Expense	-	-
General and Administrative	572,615	44,042
Depreciation & Depletion	130,715	13,040
Total Operating Expenses	703,330	57,082

Net Loss from Operations	(703,330)	(57,082)

Other Income and Expenses:
Gain/(Loss) on Sale of Assets	(55,627)	(2,600)
Interest Income	47	-
Interest Expense	(2,242,787)	(40,762)
Total Other Income/Expenses	(2,298,367)	(43,362)

Loss before income taxes	(3,001,697)	(100,444)
Provision for income taxes	-	-

Net Loss	$(3,001,697)	$(100,444)

Basic and Diluted Loss per Share	$(0.07)	$(0.00)

Weighted Average Shares Outstanding:
Basic and Diluted	42,818,043	21,889,178

Pacific Gold Corp.
Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Losses	$(3,001,697)	$(100,444)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Depreciation and Depletion	130,715	13,040
Non-cash portion of interest paid on convertible debt	2,204,018	-
(Gain)/Loss on Sale of Equipment	55,627	2,600
Common Stock Issued for Services	426,000	18,892
Changes in:
Accounts Receivable	58,327	-
Prepaid Expenses	-	3,000
Deposits	6,285	-
Accounts Payable	(344,609)	577
Accrued Interest	28,923	40,699
NET CASH (USED) BY OPERATING ACTIVITIES	(436,411)	(21,636)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases and Development of Property
and Equipment	(356,116)	(3,500)
Proceeds from Sale of Equipment	62,513	7,750
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(293,603)	4,250

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Warrants	300,000	-
Proceeds from Stockholder Notes	30,000	13,311
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	330,000	13,311

NET CHANGE IN CASH AND CASH EQUIVALENTS	(400,014)	(4,075)

CASH AND CASH EQUIVALENTS
AT BEGINNING OF PERIOD	642,014	5,975

CASH AND CASH EQUIVALENTS
AT END OF PERIOD	$242,000	$1,900

Pacific Gold Corp.

Notes to Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements of Pacific Gold Corp., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Security and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in Pacific Gold’s Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure contained in the audited financial statements for 2005 as reported in the form 10-KSB have been omitted.

NOTE 2 - SHAREHOLDER NOTE PAYABLE

Pacific Gold owes $1,602,309 to a shareholder as of March 31, 2006. The amount due is represented by one note payable with interest at 10%, and principal and interest is due on June 30, 2007. At March 31, 2006, accrued interest on the note totaled $68,769.

NOTE 3 - FINANCING

On April 7, 2005, Pacific Gold issued convertible debentures with a face value of $4,000,000 with attached warrants for net proceeds of $2,666,086 after a $1,080,292 discount and various fees and expenses totaling $253,622.

The proceeds from the notes have been discounted for the relative fair value of the warrants, the discount, and beneficial conversion feature. All discounts will be amortized over the life of the notes.  A summary of the notes is as follows:

Notes Payable

Face value – Series A	$4,000,000

Less: Relative fair value of:
Discount	(477,191)
Warrants	(1,755,910)
Beneficial conversion feature	(1,766,898)

Carrying amount of notes on April 7, 2005	$-

Amortization of discounts to March 31, 2005	768,333
Accelerated amortization of discounts to March 31, 2006	3,231,667
Adjustment for early conversion at March 31, 2006	(4,000,000)

Carrying amount of Series A notes at March 31, 2006	$-

On December 13, 2005 Pacific Gold issued debentures with a face value of $1,500,000 with attached warrants for net proceeds of $1,089,000 after a discount of $300,000 and commissions of $111,000.  A description of the notes is as follows:

•

Maturity:  The notes mature on December 13, 2007.  The note-holders may elect at any time to convert their notes into shares of common stock at the conversion price (as described below).  Each lender is limited to total ownership of 4.99% of the outstanding shares of Pacific Gold at any time, so the ability to convert is limited.

•

Interest:  Interest is represented by the $189,394 discount.

•

Conversion and conversion price:  The number of shares of common stock shall be determined by dividing the amount owed by $.30.  The conversion price may be adjusted from time to time upon the occurrence of certain specified events considered to be dilutive to the debenture holders.

•

Warrants:  In connection with the financing, 4,000,000 warrants were issued with an exercise price of $0.10 per share and a 3-year life.

The proceeds from the notes have been discounted for the relative fair value of the warrants, the discount, and beneficial conversion feature. All discounts will be amortized over the life of the notes.  A summary of the notes is as follows:

Face value – Series B	$1,500,000

Less: Relative fair value of:
Discount	(189,394)
Warrants	(868,687)
Beneficial conversion feature	(441,919)

Carrying amount of notes on December 14, 2005	$-

Amortization of discounts to March 31, 2006	98,125
Accelerated amortization of discounts to March 31, 2006	976,250
Adjustment for early conversion at March 31, 2006	(1,000,000)

Carrying amount of Series B notes at March 31, 2006	$74,375

NOTE 4 – COMMON STOCK

During the quarter, the debenture holders exercised 6,000,000 warrants for common stock and the Company received $300,000.  At March 31, 2006 there were 1,333,333 warrants remaining to be exercised.  On April 25, 2006 Pacific Gold received $133,333 for the exercise of the remaining warrants.

NOTE 5 – SUBSEQUENT EVENTS

Subsequent to quarter-end the debenture holders (see Note 3) exercised 1,333,333, warrants for common stock and the Company received $133,333.

Subsequent to quarter-end the debenture holders converted $500,000 in convertible debt to 1,666,667 shares of common stock thereby retiring the balance of the Series B convertible debenture.

On April 12, 2006 Pacific Gold issued debentures with a face value of $6,100,000 with attached warrants for net proceeds of $3,507,500 after a discount of $2,287,500 and commissions of $305,000.  A description of the notes is as follows:

•

Maturity:  The notes mature on April 12, 2009.  The note-holders may elect at any time to convert their notes into shares of common stock at the conversion price (as described below).  Each lender is limited to total ownership of 4.99% of the outstanding shares of Pacific Gold at any time, so the ability to convert is limited.

•

Interest:  Interest is represented by the $2,287,500 discount.

•

Conversion and conversion price:  The number of shares of common stock shall be determined by dividing the amount owed by $1.00.  The conversion price may be adjusted from time to time upon the occurrence of certain specified events considered to be dilutive to the debenture holders.

•

Warrants:  In connection with the financing, 6,100,000 warrants were issued with an exercise price of $0.30 per share and a 3-year life.

The proceeds from the notes have been discounted for the relative fair value of the warrants and the discount. Interest discounts will be amortized over the life of the notes, the fair value of the warrants will be expensed in the current quarter.  A summary of the carrying value of the notes is as follows:

Face value – Series C	$6,100,000

Less: Relative fair value of:
Discount	(2,287,500)

Carrying amount of notes on April 12, 2006	$3,812,500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The laws of Nevada permit the indemnification of directors, employees, officers and agents of Nevada corporations.  Our bylaws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we are able to indemnify under that law.

The provisions of Nevada law that authorize indemnification limit their application only to circumstances where the indemnified person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.  The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws.

To the extent that we indemnify our management for liabilities arising under securities laws, we have been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee (previously paid – January 24, 2006)

$67.77

Legal Fees and Expenses

15,000.00

Accounting Fees and Expenses.

10,000.00

Financial Printing and Engraving.

1,000.00

Blue Sky Fees and Expenses.

2,500.00

Miscellaneous.

      1,432.23

TOTAL

   $

30,000.00

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES

In January 2001, the Registrant issued 9,000,000 shares (subsequently increased to 18,000,000 shares by a dividend of one share for each outstanding share of common stock for the class) in payment for services.  The Registrant recognized $9.00 in expense.  The issuance was made on the basis of an exemption under Section 4(2) of the Securities Act of 1933.  The recipient, Mr. Geisler, was considered knowledgeable about the Registrant as its officer and director, and is a sophisticated investor with experience in early-stage companies.

On April 7, 2005, the Registrant sold $4,000,000 face amount of convertible original discount debentures and 3,333,333 common stock purchase warrants for net proceeds before expenses of approximately $2,900,000.  The Registrant paid approximately $253,600 in expenses in connection with this offering.  The issuance was made on the basis of an exemption under Section 4(2) of the Securities Act of 1933 to two foreign investors, both of which certified to the Registrant that they were accredited investors and that they had the ability to assess an investment in the Registrant.

On August 17, 2005, the Registrant issued 150,000 shares of restricted stock in connection with the acquisition of certain assets.  The issuance was made on the basis of an exemption under Section 4(2) of the Securities Act of 1933 to a single recipient who represented it was an accredited investor and had the ability to assess an investment in the Registrant.

On December 13, 2005, the Registrant sold $1,500,000 face amount of convertible original discount debentures and 4,000,000 common stock purchase warrants for net proceeds before expenses of approximately $1,200,000.  The Registrant paid approximately $116,000 in expenses in connection with this offering.  The issuance was made on the basis of an exemption under Section 4(2) of the Securities Act of 1933 to two foreign investors, both of which certified to the Registrant that they were accredited investors and that they had the ability to assess an investment in the Registrant.

On April 12, 2006, the Registrant sold $6,100,000 face amount of original discount debentures and 6,100,000 common stock purchase warrants for net proceeds, after commission of $307,000, of approximately $3,507,500.  The issuance was made to two investors for their own investment based on an exemption under Section 4(2) of the Securities Act of 1933.  The investors certified they were accredited investors and had the ability to assess an investment in the Registrant.

ITEM 27.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.

Description of Document

5.1

Opinion of Graubard Miller*

10.1

Form of April 12, 2006 Convertible Debenture**

10.2

Form of April 12, 2006 Common Stock Purchase Warrant**

10.3

Form of Securities Purchase Agreement dated April 12, 2006**

23.1

Consent of Malone & Bailey, PC*

23.2

Consent of Mantyla McReynolds LLC*

23.3

Consent of Graubard Miller (Contained in Exhibit 5.1)*

______________________

*

Filed herewith

**

Incorporated by reference from Form 8-K filed April 13, 2006

ITEM 28.

UNDERTAKINGS

The undersigned issuer undertakes:

(a)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(1)

include any prospectus required by section 10(a)(3) of the Securities Act;

(2)

reflect in the prospectus any facts or events arising after the effective date of the registration statement;

(3)

include any additional or changed material information regarding the plan of distribution;

(4)

for determining liability under the Securities Act, we will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering; and

(5)

file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)

As indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)

We undertake:

(1)

For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in the prospectus and the offering of such securities at that time shall be deemed to be the initial bona fide offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Toronto, Ontario on May 22, 2006.

PACIFIC GOLD CORP.

By:  /s/ Robert Landau

Robert Landau

Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE

TITLE

DATE

 /s/ Robert Landau

Chief Executive Officer

May 22, 2006

Robert Landau

and Director (Principal

Executive Officer)

 /s/ Mitchell Geisler

Chief Operating Officer,

May 22, 2006

Mitchell Geisler

Secretary and Treasurer

 /s/ Jackie Glazer

Chief Financial Officer

May 22, 2006

Jackie Glazer

(Principal Financial Officer

And Principal Accounting Officer)

Exhibit Index

Exhibit No.

Description of Document

5.1

Opinion of Graubard Miller*

10.1

Form of April 12, 2006 Convertible Debenture**

10.2

Form of April 12, 2006 Common Stock Purchase Warrant**

10.3

Form of Securities Purchase Agreement dated April 12, 2006**

23.1

Consent of Malone & Bailey, PC*

23.2

Consent of Mantyla McReynolds LLC*

23.3

Consent of Graubard Miller (Contained in Exhibit 5.1)*

______________________

*

Filed herewith

**

Incorporated by reference from Form 8-K filed April 13, 2006